UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2008

FAVRILLE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

4401 EASTGATE MALL
SAN DIEGO, CALIFORNIA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 729-4441

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐                               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 18, 2008, we received a Nasdaq Staff Deficiency Letter indicating that we have not maintained a minimum $10,000,000 stockholders’ equity as required for continued listing on the Nasdaq Global Market under Marketplace Rule 4450(a)(3). On September 16, 2008, we received a Nasdaq Staff Determination Letter formally notifying us that we would be delisted. Unless we appeal the determination and request a formal hearing, trading of our common stock on the Nasdaq Global Market will be suspended at the opening of business on September 25, 2008 and a Form 25-NSE will be filed with the Securities and Exchange Commission (“SEC”) which will remove our common stock from listing and registration on The Nasdaq Stock Market. We do not currently plan to appeal the staff determination. If we do not appeal the staff determination, our common stock may not be immediately eligible to trade on the OTC Bulletin Boards or the “Pink Sheets.” Our common stock may become eligible to trade on the OTC Bulletin Boards or the “Pink Sheets” if a market maker makes application to register in and quote our common stock in accordance with SEC Rule 15c2-11 and such application (a “Form 211”) is cleared. Only a market maker may file a Form 211. It is our goal to have our common stock listed on the OTC Bulletin Boards. We are currently in discussions with a market maker to submit the Form 211 application on our behalf.

A copy of the press release announcing our receipt of the Nasdaq Staff Determination Letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release of the Registrant dated September 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAVRILLE, INC.

	By:	/s/ Tamara A. Seymour
Date: September 22, 2008		Tamara A. Seymour
Chief Financial Officer

INDEX TO EXHIBITS

99.1                           Press Release of the Registrant dated September 22, 2008